EXHIBIT 3.47

READ CAREFULLY THE INSTRUCTIONS

AGREEMENT OF INCORPORATION

I. The undersigned agree to become a corporations by the name of King Knob Coal Co., Inc.

(1) The name of the corporation shall contain one of the words “association,” “company,” “corporation,” “club,” “incorporated,” “society,” “union,” or “syndicate,” or one of the abbreviations, “co.” or “inc.”, but no name shall be assumed already in use by another existing corporation of this State, or by a foreign corporation lawfully doing business in this State, or so similar thereto, in the opinion of the Secretary of State, as to lead to confusion.

II. The principal Office of Place of Business of said Corporation will be located at (1) No. 215 Mill Street, in the city, (2) of Fairmont in county of Marion and State of West Virginia. Its chief works will be located (3) in 215 Mill Street, Fairmont, Marion County, West Virginia.

(1) Insert number and name of street, if in a city having street numbers, if not, strike out.

(2) Erase the word “city,” “town” or “village,” leaving the one required.

(3) Give location of chief works: If at the same place as principal office or place of business say “Its chief works will be locate at the same place.” If there is no chief works, say “Said corporation will have no chief works.” If chief works are in West Virginia, give name of magisterial district and county in which they are or will be located. In case of oil well, gas well, or prospecting companies, and other like companies where they chief works will be shifting, and to cases of companies that will have chief works, or works at different points in this State, say “chief works will be located in __________ district, in __________ county, State of West Virginia and elsewhere in said State.” If chief works are not to be in West Virginia, then it is only necessary to give the name of the State or county in which they will be located.

III. The objects for which this Corporation is formed are as follows:

(Please type double space. If not sufficient room to cover this point, add one or more sheets of paper of this size.)

1. To mine, remove or otherwise extract, to manufacture or otherwise produce, to buy, import or otherwise obtain, to mix, treat or otherwise prepare for market, and to sell, distribute, transport, export and generally to deal in any and all manner of coal, ores, stone or other minerals, timber, petroleum, oil, gas and other volatile minerals, substances, chemicals, chemical agents and materials, and products of a similar, allied or different nature of every sort and description.

2. To contract for, lease, purchase and otherwise acquire, to hold, own, maintain, improve, develop, work, mine, explore, exploit, operate, deal in and otherwise use, enjoy and turn to account, and to let, mortgage, exchange, sell, grant, transfer, convey and otherwise use, enjoy and turn to account, and to let, mortgage, exchange, sell, grant, transfer, convey and otherwise dispose of any and all kinds of lands and real estate and any and all rights, privileges, operations, leases, concessions, licenses, claims, patents, grants, franchises, exemptions, royalties, tenements, estates, hereditaments and interests in and to property, real or personal, tangible or intangible, of every kind and description, including, without limiting the generality of the foregoing, any an all property prospectively or actually productive of coal, ores, minerals, metals, wood, stone, petroleum, oil and gas or of chemicals or raw materials of any kind.

3. To construct, lease, purchase or otherwise acquire, to hold, own, maintain, improve, operate or otherwise use, and to let, mortgage, sell, convey or otherwise dispose of or turn to account, any and all kinds of real and personal property and any and all rights and interests therein, useful or convenient in the conduct of the corporation’s business.

4. To manufacture, process, purchase, own, handle, sell, import, export and generally to trade and deal in and with substances, raw materials, goods, wares and merchandise of every kind, nature and description, and to engage, as principal or agent and either alone or jointly with others, in any merchantile, industrial or trading business of any kind or character whatever.

5. To conduct, carry on and engage in any experimental or research work in coal, petroleum, gas, chemical, engineering and any other scientific or technical fields, and to render to any person, firm, association or corporation services of an engineering scientific, technical or business nature.

6. To acquire, hold, sell, liquidate or otherwise dispose of, all or any part of the business, good will, rights, assets and property of any person, firm, association, corporation or otherwise, and to assume all or any part of the obligations and liabilities of any such firm, person, association or corporation.

7. To apply for, register, obtain, take leases, licenses and immunities in respect of, purchase or otherwise acquire, and to hold, own, introduce, use, enjoy, develop, manufacture and sell under, grant leases, licenses and immunities in respect of, mortgage, pledge, sell, assign, transfer or otherwise dispose of or turn to account, and in any manner deal with:

a. Inventions, devices, designs, formular, processes and any improvements and modifications thereof.

b. Letters patent, patent rights, copyrights, trade named, trademarks and other distinctive words and symbols indicating original ownership, granted or recognized under the laws of the United States of America or any state or subdivision thereof of any foreign country or subdivision thereof.

c. Any and all rights, privileges, licenses, grants and concessions connected with or appertaining to the foregoing.

8. To acquire by purchase, subscription or otherwise, to receive, own and hold for investment or otherwise, to mortgage, pledge, deposit, exchange, sell, assign, transfer or otherwise make disposal of and generally to deal in or with any and all of the following (hereinafter sometimes referred to collectively as “securities”) to-wit: All kinds of shares, stocks, voting trust certificates, trust certificates, scrip, warrants, rights, bonds, mortgages, debentures, trust receipts, notes and other choses in action, obligations and evidence of indebtedness of any corporation, joint stock corporation, trust, association, partnership, syndicate, person or governmental or public agency or authority, domestic or foreign, and evidences of any interest therein or with respect thereto; and while the owner or holder of any such securities to exercise all the rights, powers and privileges of ownership or interest in respect thereof, including the right to vote and give consents and to do any and all acts and things deemed by the corporation to be necessary or advisable for the preservation, protection, improvement or advancement of the value of such securities.

9. To purchase or otherwise acquire, hold, sell. pledge, transfer, or otherwise dispose of, and to reissue or cancel, shares of the corporation’s own capital stock and any other securities or obligations of the corporation in the manner and to the extent now or hereafter permitted by the laws of the State of West Virginia; provided that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

10. To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, country, state, body politic or government or colony or dependency thereof.

11. To borrow or raise money for any of the purpose of the corporation from time to time without limit as to the amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage upon, or pledge, conveyance or assignment in trust, the whole or any part of the assets and property of the corporation, whether at the time owned or hereafter acquired, and to sell, pledge or otherwise despose of such securities or other obligations of the corporation for its corporate purposes.

12. To lend money to others, with or without collateral security.

13. To guarantee the payment of dividends on any stock, or the principal or interest or both of any bonds or other securities or obligations, and the performance of any contracts.

14. To establish and maintain one or more offices, to conduct and carry on its business or operations or any part thereof, and to exercise any or all of its corporate rights, privileges and powers, if any or all of the states, districts, territories, colonies or dependencies of the United States of America and in any and all foreign countries and the territories, colonies or dependencies thereof.

15. To exercise any and all powers and privileges which it may now or hereafter may be lawful for any corporation to exercise under and pursuance of the law of the State of West Virginia or any other law that may now or hereafter be applicable to the corporation.

16. In general, to do any and all acts and things and to exercise any and all powers as may be necessary, appropriate or convenient for the furtherance of the business, objective and purposes herein enumerated and for the exercise of the powers herein conferred.

The objectives and purposes specified in the foregoing clauses shall be construed as powers as well as objectives and purposes, and the matters referred to in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause (or any other matter within the same clause), but shall be regarded as independent objects, purposes and powers. The enumeration herein of objectives, purposes and powers shall not be deemed to exclude by inference or otherwise any of the rights, privileges, powers, objects or purposes which this corporation is or may be entitled to exercise under the laws of the State of West Virginia now or hereinafter in effect or implied by reasonable instruction of said laws.

IV. The amount of the total authorized capital stock of said corporation shall be Five Thousand dollars, which shall be divided into 500 shares of the par value of One Hundred dollars each.

Note: The space below for statement as to stock without par value, or where more than one class of stock is to be issued, or one or more series within a class and as to any designations, powers, etc. as provided in subdivision § 6, art 1, 31 Code

In the case of a corporation not organized for profit and not authorized to issue capital stock, a statement to that effect shall be set forth together with a statement as to the conditions of membership, Code 31.6(d)

The amount of capital stock with which it will commence business is Fifty Thousand Dollars ($50,000.00) being Five Hundred shares One Hundred Dollars ($100.00) each.

V. The names and post office addresses of the incorporators and the number of shares or stock subscribed for by each are as follows:

(The number of incorporators to be not less than three as to stock, not less than five as to nonstick corporations.)

NAME (5)	P.O. ADDRESS (6)	No. of Shares Common Stock	No. of Shares Preferred Stock	Total No. of Shares
Kerschel Rose	810 8th St., Fairmont, W. Va.	374	—	374
L. E. Johnson	[Illegible] Mt. Vernon Ave, Fairmount, W. Va.	1	—	1
Charles T. Brown	Circle Drive, Fairmont, W. Va.	125	—	125

(5)	Write names very plainly, typewrite them if possible

(6)	Give street number if there be such, thus No. 125 Capital Street, Charleston, W. Va.

VI. The existence of this corporation is to be perpetual.

VII. For any additional provisions desired and which are authorized by law, see art. 1 e. 31. Code. Also set forth number of acres of land desired to be held in West Virginia. If such number be above 10,000 acres, pursuant to §75, art. 12, c 11 Code. If more space is required, add one or more sheets of paper this size.

We the undersigned, for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement; and we have accordingly hereunto set our respective hands this 4th day of May 1967.

/s/ L. E. Johnson

/s/ Herschel Rose

/s/ Charles T. Brown

CERTIFICATES

The agreement must be acknowledged by all the incorporators who signed it, before the president of a county court, a justice of the peace, notary, recorder, prothonotary or clerk of any court within the United States etc., and such acknowledgements certified by the officer before whom they were made and his seal affixed if not in West Virginia. Acknowledgements taken in a foreign county must be certified under the official seal of any ambassador, minister plenipotentiary, minister resident, charge d’affaires, consul general, consul, deputy consul, etc., appointed by the government of the United States to any foreign town or corporation therein, etc. – [Code, c. 39, Art. 1, § 3.]

State of West Virginia County of Marion, to-wit:

I, Lester L. Long, a Notary Public in and for the County and State aforesaid, hereby certify that L. E. Johnson, Hershel Rose and Charles T. Brown,

(Names of all incorporators as shown in Article V, and signatures of same, must be inserted in this space by official taking acknowledgements). Names and signatures must appear alike.

whose names are signed to the foregoing agreement bearing date on the 4th day of May 1967 this day personally appeared before me in my said county and severally acknowledged their signatures to the same.

Given under my hand and official seal this 4th day of May, 1967

(SEAL)	/s/ Lester L. Long
Notary Public

My Commission expires on the [Illegible] day of December, 1974

ARTICLES OF MERGER

OF DOMESTIC SUBSIDIARY CORPORATION

(KING AVIATION, INC.)

INTO

DOMESTIC PARENT CORPORATION

(KING KNOB COAL CO., INC.)

Pursuant to the provisions of Section 119, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, the undersigned corporation adopts the following Articles of Merger for the purpose of merging a subsidiary corporation into the undersigned as the surviving corporation:

The following Plan of Merger was approved by the Board of Directors of the undersigned, as the surviving corporation, in the manner prescribed by Section 117, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended:

PLAN OF MERGER

WHEREAS, King Knob Coal Co., Inc., a West Virginia corporation (“King Knob”), is the sole owner of all of the outstanding shares of the stock of King Aviation, Inc., a West Virginia corporation (“King Aviation”); and

WHEREAS, King Knob desires to merge with King Aviation into a single corporation, with King Knob being the surviving corporation;

NOW, THEREFORE, pursuant to the West Virginia Corporation Act, the provisions of which permit the merger of a subsidiary corporation organized and existing under the laws of West Virginia into a parent corporation organized and existing under the laws of West Virginia into a parent corporation organized and existing under the laws of West Virginia, King Knob, being the parent corporation, hereby adopts a Plan of Merger as follows:

1. The name of the corporations proposing to merge are King Knob Coal Co., Inc., and King Aviation, Inc.

2. The surviving corporation shall be King Knob Coal Co., Inc.

3. In view of the fact that King Knob owns directly all of the outstanding capital stock of King Aviation, each share of the stock of King Aviation outstanding immediately prior to the effective date of this merger and all rights in respect thereof shall forthwith be cancelled and no additional shares of the stock of King Knob shall be issued as a result of the merger.

4. The terms and conditions of the merger are as follows:

(a) The Certificate of Incorporation of King Knob as in effect on the date of the merger provided for in this Plan of Merger shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

(b) The by-laws of the surviving corporation as they shall exist on the effective date of the merger provided for in this Plan of Merger and in particular the number of directors and officers set forth therein shall be and remain the by-laws of the surviving corporation until the name shall be altered, amended or repealed as therein provided.

(c) This merger shall become effective upon filing.

SECOND: The outstanding shares of all classes of stock of King Aviation, Inc. are comprised of two hundred and fifty (250) shares of common stock, all of which are owned by King Knob Coal Co., Inc.

THIRD: King Knob Coal Co., Inc. the sole shareholder of King Aviation, Inc. has waived as of August 29, 1980 the requirement of a mailing of a copy of the Plan of Merger, and accordingly no Plan of Merger has been mailed to the shole shareholder of King Aviation, Inc. pursuant to Section 31-1-119 (c) of the West Virginia Corporation Act.

IN WITNESS WHEREOF, said KING KNOB COAL CO., INC. has caused these Articles of Merger to be executed by its duly authorized officers, this 24th day of December, 1980.

By	/s/ Daniel A. Mathews
Name:	Daniel A. Mathews
Title:	Vice President

By	/s/ Timothy N. Wallach
Name:	Timothy N. Wallach
Title:	Assistant Secretary

STATE OF New York	)
	)	SS:
COUNTY OF New York	)

I, Stephen M. Vine, a Notary Public, do hereby certify that on this 24th day of December, 1980, personally appeared before me Daniel A. Mathews, who, being by me first duly sworn, declared that he is the Vice President of King Knob Coal Co., Inc., that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

/s/ Stephen M. Vine
Notary Public

[Illegible]

ARTICLES OF MERGER

OF A DOMESTIC SUBSIDIARY CORPORATION

(Sparta Mining Company, Inc.)

INTO

DOMESTIC PARENT CORPORATION

(King Knob Coal Co., Inc.)

Pursuant to the provisions of Section 119, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, the undersigned corporation adopts the following Articles of Merger for the purpose of merging a subsidiary corporation into the undersigned as the surviving corporation:

The following Plan of Merger was approved by the Board of Directors of the undersigned, as the surviving corporation, in the manner prescribed by Section 119, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended:

PLAN OF MERGER

OF

SPARTA MINING COMPANY

(a West Virginia Corporation)

INTO

KING KNOB COAL CO., INC.

(a West Virginia Corporation)

ARTICLE FIRST: As of the Effective Date (as defined in Article Third hereof) and upon the terms set forth in Article Second hereof, Sparta Mining Company Inc., a West Virginia corporation (“Sparta”), shall be merged into King Knob Coal Co., Inc., a West Virginia corporation (“King Knob”). King Knob shall be the surviving corporation in such merger (the “Surviving Corporation”).

ARTICLE SECOND: The terms and conditions of the merger are as follows:

A. Share Cancellation. Each share of common stock of Sparta outstanding immediately prior to the Effective Date shall forthwith automatically be cancelled on the Effective Date and no additional shares of the common stock of King Knob shall be issued as a result of the merger.

B. Articles of Incorporation and By-Laws; Name. The Articles of Incorporation and By-Laws of King Knob shall continue as the Articles of Incorporation and By-Laws of the Surviving Corporation. The name of the Surviving Corporation shall be King Knob Coal Co., Inc.

C. Directors and Officers. The directors and officers of King Knob shall continue in office as directors and officers of the Surviving Corporation in accordance with the By-Laws of King Knob until such time as their successors have been elected and qualified.

D. Assets and Liabilities. Upon the Effective Date all the property, real and personal, rights, privileges, immunities, powers, purposes, franchises, patents, licenses, trademarks, registrations, causes of action, and every other asset of Sparta and King Knob shall be transferred to, vest in and devolve upon the Surviving Corporation without further act or deed, and every interest of Sparta and King Knob shall be as effectively the property of the Surviving Corporation as they were of Sparta and King Knob.

E. Abandonment. Notwithstanding approval and adoption of this Plan of Merger by the Directors of King Knob, this Plan of Merger may be abandoned and the merger of Sparta and King Knob terminated at any time prior to the Effective Date by decision of the Board of Directors of King Knob.

ARTICLE THIRD: The effective date of the merger of Sparta and King Knob (the “Effective Date”) shall be the date the Articles of Merger are filed by the

Department of State of West Virginia in accordance with the provisions of applicable state law.

The number of outstanding shares of each class of the subsidiary corporation and the number of such shares of each class owned by the surviving corporation are as follows:

Name of Corporation (Subsidiary)	Number of Shares Shares Outstanding	Designation of Class	Number of Shares Owned by Surviving Corporation
Sparta Mining Company, Inc.	100	Common	100

King Knob Coal Co., Inc., as sole shareholder of Sparta Mining Co., Inc., hereby waives its right to receive a copy of the Plan of Merger by mail.

Dated [Illegible], 1982

KING KNOB COAL CO., INC.

By:	/s/ Jesse L. Anderson
Name:	Jesse L. Anderson
Title:	President

By:	/s/ Robert McCarthy
Name:	Robert McCarthy
Title:	Secretary

STATE OF [Illegible]	)
	)	SS.:
COUNTY OF [Illegible]	)

I, [Illegible], a Notary Public, do hereby certify that on this [Illegible] day of [Illegible], 1982, personally appeared before me Robert McCarthy, who, being, by me first duly sworn, declared that he is the Secretary of King Knob Coal Co., Inc., that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

/s/ [Illegible]
Notary Public

My commission expires: [Illegible]

ARTICLES OF MERGER

OF A DOMESTIC SUBSIDIARY CORPORATION

(Brook Coal Company)

INTO

DOMESTIC PARENT CORPORATION

(King Knob Coal Co., Inc.)

Pursuant to the provisions of Section 119, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, the undersigned corporation adopts the following Articles of Merger for the purpose of merging a subsidiary corporation into the undersigned as the surviving corporation:

The following Plan of Merger was approved by the Board of Directors of the undersigned, as the surviving corporation, in the manner prescribed by Section 119, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended:

PLAN OF MERGER

OF

BROOK COAL COMPANY

(a West Virginia Corporation)

INTO

KING KNOB COAL CO., INC.

(a West Virginia Corporation)

ARTICLE FIRST: As of the Effective Date (as defined in Article Third hereof) and upon the terms set forth in Article Second hereof, Brook Coal Company, a West Virginia corporation (“Brook”), shall be merged into King Knob Coal Co., Inc., a West Virginia corporation (“King Knob”). King Knob shall be the surviving corporation in such merger (the “Surviving Corporation”).

ARTICLE SECOND: The terms and conditions of the merger are as follows:

A. Share Cancellation. Each share of common stock of Brook outstanding immediately prior to the Effective Date shall forthwith automatically be cancelled on the Effective Date and no additional shares of the common stock of King Knob shall be issued as a result of the merger.

B. Articles of Incorporation and By-Laws; Name. The Articles of Incorporation and By-Laws of King Knob shall continue as the Articles of Incorporation and By-Laws of the Surviving Corporation. The name of the Surviving Corporation shall be King Knob Coal Co., Inc.

C. Directors and Officers. The directors and officers of King Knob shall continue in office as directors and officers of the Surviving Corporation in accordance with the By-Laws of King Knob until such time as their successors have been elected and qualified.

D. Assets and Liabilities. Upon the Effective Date all the property, real and personal, rights, privileges, immunities, powers, purposes, franchises, patents, licenses, trademarks, registrations, causes of action, and every other asset of Brook and King Knob shall be transferred to, vest in and devolve upon the Surviving Corporation without further act or deed, and every interest of Brook and King Knob shall be as effectively the property of the Surviving Corporation as they were of Brook and King Knob.

E. Abandonment. Notwithstanding approval and adoption of this Plan of Merger by the Directors of King Knob, this Plan of Merger may be abandoned and the merger of Brook and King Knob terminated at any time prior to the Effective Date by decision of the Board of Directors of King Knob.

ARTICLE THIRD: The effective date of the merger of Brook and King Knob (the “Effective Date”) shall be the date the Articles of Merger are filed by the

Department of State of West Virginia in accordance with the provisions of applicable state law.

The number of outstanding shares of each class of the subsidiary corporation and the number of such shares of each class owned by the surviving corporation are as follows:

Name of Corporation (Subsidiary)	Number of Shares Shares Outstanding	Designation of Class	Number of Shares Owned by Surviving Corporation
Brook Coal Company	5,000	Common	5,000

King Knob Coal Co., Inc., as sole shareholder of Brook Coal Company, hereby waives its right to receive a copy of the Plan of Merger by mail.

Dated 8/14/82,	1982

KING KNOB COAL CO., INC.

By:	/s/ Jesse L. Anderson
Name:	Jesse L. Anderson
Title:	President

By:	/s/ Robert McCarthy
Name:	Robert McCarthy
Title:	Secretary

STATE OF Pennsylvania	)
	)	SS.:
COUNTY OF Allegheny	)

I, Elizabeth L. Thomas, a Notary Public, do hereby certify that on this 20 day of August, 1982, personally appeared before me Robert McCarthy, who, being, by me first duly sworn, declared that he is the Secretary of King Knob Coal Co., Inc., that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

Elizabeth L. Thomas
Notary Public

My commission expires: [Illegible]

ARTICLES OF MERGER

OF A DOMESTIC SUBSIDIARY CORPORATION

(Peaser Branch Coal Company)

INTO

DOMESTIC PARENT CORPORATION

(King Knob Coal Co., Inc.)

Pursuant to the provisions of Section 119, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, the undersigned corporation adopts the following Articles of Merger for the purpose of merging a subsidiary corporation into the undersigned as the surviving corporation:

The following Plan of Merger was approved by the Board of Directors of the undersigned, as the surviving corporation, in the manner prescribed by Section 119, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended:

PLAN OF MERGER

OF

PEASER BRANCH COAL COMPANY

(a West Virginia Corporation)

INTO

KING KNOB COAL CO., INC.

(a West Virginia Corporation)

ARTICLE FIRST: As of the Effective Date (as defined in Article Third hereof) and upon the terms set forth in Article Second hereof, Peaser Branch Coal Company, a West Virginia corporation (“Peaser Branch”), shall be merged into King Knob Coal Co., Inc., a West Virginia corporation (“King Knob”). King Knob shall be the surviving corporation in such merger (the “Surviving Corporation”).

ARTICLE SECOND: The terms and conditions of the merger are as follows:

A. Share Cancellation. Each share of common stock of Peaser Branch outstanding immediately prior to the Effective Date shall forthwith automatically be cancelled on the Effective Date and no additional shares of the common stock of King Knob shall be issued as a result of the merger.

B. Articles of Incorporation and By-Laws; Name. The Articles of Incorporation and By-Laws of King Knob shall continue as the Articles of Incorporation and By-Laws of the Surviving Corporation. The name of the Surviving Corporation shall be King Knob Coal Co., Inc.

C. Directors and Officers. The directors and officers of King Knob shall continue in office as directors and officers of the Surviving Corporation in accordance with the By-Laws of King Knob until such time as their successors have been elected and qualified.

D. Assets and Liabilities. Upon the Effective Date all the property, real and personal, rights, privileges, immunities, powers, purposes, franchises, patents, licenses, trademarks, registrations, causes of action, and every other asset of Peaser Branch and King Knob shall be transferred to, vest in and devolve upon the Surviving Corporation without further act or deed, and every interest of Peaser Branch and King Knob shall be as effectively the property of the Surviving Corporation as they were of Peaser Branch and King Knob.

E. Abandonment. Notwithstanding approval and adoption of this Plan of Merger by the Directors of King Knob, this Plan of Merger may be abandoned and the merger of Peaser Branch and King Knob terminated at any time prior to the Effective Date by decision of the Board of Directors of King Knob.

ARTICLE THIRD: The effective date of the merger of Peaser Branch and King Knob (the “Effective Date”) shall be the date the Articles of Merger are filed by the Department of State of West Virginia in accordance with the provisions of applicable state law.

The number of outstanding shares of each class of the subsidiary corporation and the number of such shares of each class owned by the surviving corporation are as follows:

Name of Corporation (Subsidiary)	Number of Shares Shares Outstanding	Designation of Class	Number of Shares Owned by Surviving Corporation
Peaser Branch Coal Company	50,000	Common	50,000

King Knob Coal Co., Inc., as sole shareholder of Peaser Branch Coal Company, hereby waives its right to receive a copy of the Plan of Merger by mail.

Dated September 28, 1982

KING KNOB COAL CO., INC.

By:	/s/ Jesse L. Anderson
Name:	Jesse L. Anderson
Title:	President

By:	/s/ Robert McCarthy
Name:	Robert McCarthy
Title:	Secretary

STATE OF Pennsylvania	)
	)	SS.:
COUNTY OF Allegheny	)

I, Elizabeth L. Thomas, a Notary Public, do hereby certify that on this 28 day of September, 1982, personally appeared before me Robert McCarthy, who, being by me first duly sworn, declared that he is the Secretary of King Knob Coal Co., Inc., that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

/s/ Elizabeth L. Thomas
Notary Public

My commission expires:

ELIZABETH L. THOMAS, NOTARY PUBLIC

UPPER ST. CLAIR TWP, ALLEGHENY COUNTY

MY COMMISSION EXPIRES NOV. 19, 1983

Member Pennsylvania Association of Notaries

STATE OF Pennsylvania	)
	)	SS.:
COUNTY OF Allegheny	)

I, Elizabeth L. Thomas, a Notary Public, do hereby certify that on this 28 day of September, 1982, personally appeared before me Robert McCarthy, who, being by me first duly sworn, declared that he is the Secretary of King Knob Coal Co., Inc., that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

/s/ Elizabeth L. Thomas
Notary Public

My commission expires:

ELIZABETH L. THOMAS, NOTARY PUBLIC

UPPER ST. CLAIR TWP, ALLEGHENY COUNTY

MY COMMISSION EXPIRES NOV. 19, 1983

Member Pennsylvania Association of Notaries